EXHIBIT 10.3

Schedule of Directors/Officers with Indemnification Agreement

Directors	Officer
Mark F. Albino	Paul J. Kane
James M. Dubin	Edwin Moran
David K. Evans	Dean Rivest
J. Nicholas Filler	Timothy Scanlan
Derek Glanvill	Steven Treichel
Kevin R. Hoben
Bruce C. Klink
Stewart B. Reed